Contact:        Maureen O'Connell
                                              Exodus Communications, Inc.
                                              (408) 346-2218
                                              maureen.oconnell@exodus.net

                     EXODUS COMPLETES ACQUISITION OF
                  COHESIVE TECHNOLOGY SOLUTIONS, INC.

      Acquisition Enables Exodus to Offer Comprehensive Professional
          Services Support for Outsourcing Complex Web Hosting of
                  Mission-Critical Business Operations

SANTA CLARA, Calif., - July 28, 1999 - Exodus CommunicationsTM, Inc. (NASDAQ: EXDS), a leading provider of Internet system and network management solutions for enterprises with mission-critical Internet operations, today announced it has completed the acquisition of Cohesive Technology Solutions, Inc. for approximately $100 million.

     The acquisition of Cohesive enables ExodusTM to provide its customers with the expertise and scalability to help them design, deploy and manage their increasingly complex and mission-critical Internet operations. The Cohesive team, combined with Exodus' Arca SystemsTM security consultants and Exodus' existing Professional Services group, will become part of the expanded Exodus Professional Services team with a staff of more than 400 professionals worldwide.

     "We are delighted to welcome the Cohesive team to Exodus," said Ellen M. Hancock, president and CEO of Exodus. "With the acquisition of Cohesive, we believe Exodus is uniquely positioned to offer the most complete complex Web hosting solutions."

     Already, Exodus and Cohesive have successfully worked together with a number of new customers. In addition, the two companies have worked together to provide vital expertise to existing clients, many of whom require Exodus' and Cohesive's network, systems, Internet application and security expertise.

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     The acquisition of Cohesive strengthens Exodus as a provider of outsourcing services to businesses with mission-critical Internet operations. Exodus defined the Internet Data Center market in 1996 and has since expanded into complex managed service offerings. With Cohesive, Exodus now has a full suite of complex managed service offerings including:

     o Monitoring

     o IT security

     o Disaster recovery

     o Systems/database administration

     o Storage

     o Data network services

     o Internet and intranet application development

     In addition, Exodus plans to leverage Cohesive's expertise in:

     o Systems integration

     o IT strategy project management

     o E-commerce

     o Database design and integration

     Exodus will continue to expand its service offerings to meet the growing needs of its customers.



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About Exodus Communications

     Exodus Communications is a leading provider of Internet system, network management solutions and technology professional services for enterprises with mission-critical Internet operations. The Company manages Internet Web sites and its network infrastructure from 13 Internet Data Centers (IDCs) located in the United States and Europe. Exodus currently has IDCs located in the Boston, Chicago, London, Los Angeles, New York, Seattle (2), Silicon Valley (4) and Washington, D.C.
(2) metropolitan areas. The Company has announced the planned addition of six additional IDCs and three international server hosting sites by the end of 1999, bringing the total number of Exodus sites to 22 worldwide. Exodus' wholly owned subsidiary, Arca Systems, is a premier provider of advanced network and system security consulting services. Arca designs and develops state-of-the-art security technology solutions for complex and sensitive information networks and systems. More information on Exodus can be found at www.exodus.net.

Forward Looking Statements

     This press release contains forward-looking statements including statements related to the anticipated benefits resulting from the acquisition of Cohesive Technology Solutions by Exodus; the growth of services supplied to Exodus' and Cohesive's customers; the continuation of Cohesive's business and services offerings; and the expectation that the Cohesive business will complement Exodus' other service offerings and lead to the development of other technologies. Actual results may differ materially due to a number of risks including: the operational challenges of integrating the Cohesive business into Exodus; the current and future reputation of the Cohesive business and its employees; the continued employment of Cohesive's employees with Cohesive or Exodus, and the risk that Cohesive customers may not continue to be customers of Cohesive or will fail to order new services in the future. The matters discussed in this press release also involve risks and uncertainties described from time to time in Exodus' filings with the Securities and Exchange Commission (SEC). In particular, see Exodus' annual and quarterly reports filed with the SEC. Exodus does not assume any obligation to update the forward-looking information contained in this press release.

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Exodus, Exodus Communications and Arca systems are trademarks of Exodus
Communications Inc., and may be registered in certain jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.